DOE Form
CA-10-90.COM Rev 3
(07/01)

# U.S. DEPARTMENT OF ENERGY

# ISOTOPE AND TECHNICAL SERVICE ORDER FORM

This form is to be used by all persons (except foreign persons requiring source or special nuclear material) ordering source, special nuclear or by-product material, technical services, stable isotopes, cyclotron produced radioisotopes, or other related services from the U.S. Department of Energy (DOE) or DOE facility contractor.

**1. To:** ☐ U. S. Department of Energy OR ☐ DOE Facility Contractor

**Name and Address:**
Oak Ridge National Laboratory
Managed by UT-Battelle, LLC for the Department of Energy
P. O. Box 2008
Oak Ridge, TN 37831-6158

**2. BUYERS ORDER NO.:**

**3. DATE:**
**November 29, 2012**

**4. SHIP TO:**
**Memorial Sloan-Kettering Cancer Center**
**Central Isotope Lab, SC 07**
**411 E. 67th Street**
**New York, NY 10021**

**or other authorized consignee as requested.**

**6. VIA: Federal Express / P-1 / Acct 2251-0331-3 (API Acct. No.)**

**5. BILL TO:**
**Actinium Pharmaceuticals, Inc.**
**391 Lafayette Street**
**Newark, NJ 07105**

## 7. MATERIAL OR SERVICE

| CATALOG ITEM NO. (if any) | SOURCE, SPECIAL NUCLEAR, BY-PRODUCT, OR CYCLOTRON PRODUCED RADIOISOTOPES: State isotope, chemical form, desired total activity, and desired specific activity. TECHNICAL SERVICE: State desired service and specification of final product. STABLE ISOTOPE: State isotope, chemical form, quantity, isotopic concentration, (specifying desired enrichments, minimum enrichments), and chemical purity (if applicable). | PURCHASE PRICE | RENTAL FEE |
|---|---|---|---|
| Ac-225 | Dried Actinium-225 (Ac-225) Nitrate Solid or Ac-225 Nitrate Absorbed on Solid Resin. Approximately 270 millicuries to be delivered per this contract at a unit price of $1,250.00 per millicurie plus the packing fee of $1,650.00/pkg.<br><br>**Contract Start Date: January 1, 2013. Contract End Date: December 31, 2013.**<br><br>See the following continuation pages for additional terms and conditions.<br>Payment terms, "Net 30 Days" from invoice date. | | |
| | Technical Service Charge (if applicable) | $1,650.00/Pkg | |
| | Handling Charge (if applicable) | | |
| | Total | (Ac-225 only) $337,500.00 | |

**Shipping Schedule and Completion Date:**
Shipping schedule outlined in Attachment 1.

Material to be shipped collect, FCA, ORNL.

**THIS ORDER CONSISTS OF FOUR PAGES AND IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED HEREIN. THE AUTHORIZED REPRESENTATIVE OF THE BUYER HAS READ, UNDERSTANDS, AND AGREES TO SAID TERMS AND CONDITIONS.**

**8. The Buyer certifies that the Buyer or the Buyer's representative is authorized to receive the above described source, special nuclear, by-product, or cyclotron produced material by: (*Check block and give license number and expiration date if applicable).***

a) ☐ NRC or ☐ New York City (Name of State) License No. 75-2968-01 which expires July 31, 2015 (Month and Day / Year)

b) ☐ Exemption or General License provided by U.S. Nuclear Regulatory Commission (NRC) regulations.

c) ☐ Exemption or General License provided by ____________________ (Name of State) regulations.

**9. Accepted for and agreed to by the USDOE:**

______________________ ____________
Jehanne Gillo, Director Date
Facilities and Project Management Division
US DOE Office of Nuclear Physics

Acknowledged: Initials: _______ Date: _________
ORNL Isotope Production Program Manager

**10. Authorized and agreed to by the Buyer:**

Buyer Actinium Pharmaceuticals, Inc.

Signature [signature]

Printed Name Dragan Cicic

Title COO/CMO Date Dec 10, 2012

DOE Form
CA-10-90.COM Rev 3
(07/01)

# U. S. DEPARTMENT OF ENERGY
# ISOTOPE AND TECHNICAL SERVICE ORDER FORM

**Continuation Sheet**

| CATALOG ITEM NO. (If any) | SOURCE, SPECIAL NUCLEAR, BY-PRODUCT, OR CYCLOTRON PRODUCED RADIOISOTOPES: State isotope, chemical form, desired total activity, and desired specific activity.<br>TECHNICAL SERVICE: State desired service and specification of final product.<br>STABLE ISOTOPE: State isotope, chemical form, quantity, isotopic concentration, (specifying desired enrichments, minimum enrichments), and chemical purity (if applicable). | PURCHASE PRICE | RENTAL FEE |
|---|---|---|---|

DELIVERY: Delivery is FCA Department of Energy facility from which the order is filled. Legal and equitable title and risk of loss or damage pass to the buyer when the material is delivered to the common carrier. Transportation and insurance charges are the responsibility of the buyer.

☐ Please check this box if insurance against loss or damage is desired during transport. If the box is not checked no insurance will be requested.

These "Additional Terms & Conditions" are part of this contract. In case of conflict between the "Additional Terms & Conditions" and the attached standard terms and conditions of this contract, the "Additional Terms and Conditions" shall govern.

**Additional Terms & Conditions:**

1. Actinium Pharmaceuticals, Inc. will purchase a minimum of 270 mCi of Ac-225 between January 1, 2013. to December 31, 2013. The production/shipment schedule is detailed in Attachment 1. Total price for the scheduled quantities of Ac-225 is $337,500.00 plus $1,650.00 per package. The Ac-225 will be shipped transportation charges collect, FCA Oak Ridge National Laboratory, via Federal Express P-1.

2. Shipments shall be made on a "best effort" basis in reference to the specified shipment date and activity quantity per the production/shipment schedule in Attachment 1 to this contract. The schedule and activity quantities are considered to be tentative and are subject to change based on potential unforeseen issues associated with processing. The Isotope Business Office (IBO) at ORNL will communicate all changes in the schedule.

3. Actinium Pharmaceuticals, Inc. may request the shipment of Ac-225 to consignees other than the consignee listed in "Ship To" block # 4 on page 1 of this contract. The consignee must be authorized to receive the material and a valid radioactive material license must be submitted to the IBO at ORNL prior to shipment. For foreign consignee, shipment will be contingent on obtaining export approval from the ORNL Export Control Office.

4. A one day decay allowance will be added at shipment to the billable quantity listed in the schedule.

5. Shipments of Ac-225 adsorbed on solid resin shall be compatible with existing radioactive material packaging to eliminate any need for an additional effort to qualify the packaging for transportation.

| Shipping Schedule and Completion Date: | | | |
|---|---|---|---|
| | Technical Service Charge (if applicable) | | |
| | Handling Charge (if applicable) | | |
| | Total | | |

DOE Form
CA-10-90.COM Rev 3
(07/01)

# U. S. DEPARTMENT OF ENERGY
# ISOTOPE AND TECHNICAL SERVICE ORDER FORM

**Continuation Sheet**

| CATALOG ITEM NO. (If any) | SOURCE, SPECIAL NUCLEAR, BY-PRODUCT, OR CYCLOTRON PRODUCED RADIOISOTOPES: State isotope, chemical form, desired total activity, and desired specific activity. TECHNICAL SERVICE: State desired service and specification of final product. STABLE ISOTOPE: State isotope, chemical form, quantity, isotopic concentration, (specifying desired enrichments, minimum enrichments), and chemical purity (if applicable). | PURCHASE PRICE | RENTAL FEE |
|---|---|---|---|
| | 6. Actinium Pharmaceuticals, Inc. is obligated to pay the total contract price of \$337,500.00 plus \$1,650.00 per package over the term of this contract. Invoices shall be issued for the billable quantities in accordance with the tentative shipping schedule attached to this contract. Any additional material purchased shall be billed at the price of \$1,250.00 per millicurie plus \$1,650.00 per package.<br><br>7. Actinium Pharmaceuticals, Inc. will use the purchased material (Ac-225) for research purposes only and is not for resale. | | |

Shipping Schedule and Completion Date:

| | | |
|---|---|---|
| Technical Service Charge (if applicable) | | |
| Handling Charge (if applicable) | | |
| Total | | |

## TERMS AND CONDITIONS

1. **Definitions.** "Buyer" means the person or entity placing this Order. "Government" means the United States of America. "Department" means the U.S. Department of Energy. "Contractors" means Department of Energy facilities' contractors and their employees who fill or participate in the filling of this Order; however, these Contractors are not agents of the Department. "DOE facility" means a laboratory, plant, or office operated by or on behalf of the Department.

2. **Price of Material and Services.** For material and services which are sold, the price or fee shall be fixed by the Department and in effect on the date of acceptance of this Order by the Department, said date shall be reflected in item 9 on page 1 of this Order.

For material which is leased, the Buyer understands and agrees that he/she/it must pay all charges, costs, and value of material losses as provided in the Agreement for Lease of Stable Isotope Material.

In the event of unusual circumstances which would cause the costs of materials or services to significantly exceed the purchase price of this Order, the Department shall not be obligated to continue or complete the Order by incurring costs in excess of this Order, and shall have the right to cancel this Order as specified in paragraph 13, unless the purchase price has been increased by written amendment to this Order.

3. **Payment Terms and Interest**. Payment shall be made within 30 days for domestic or 45 days for foreign orders from the date of the Department's or the Contractor's invoice, unless advance payment and/or a shorter period is specified in this Order.

All amounts payable under this Order (net of any applicable tax credit under the Internal Revenue Code, 26 U.S. C. 1481) shall bear simple interest from the date of delinquency until paid, unless paid within 30 days of becoming due. The date of delinquency is the date the Department or the Contractor mailed or hand-delivered the billing notice or invoice. The interest rate will be set at the same rate as the Treasury's Current Value of Funds Rate (prescribed and published by the Secretary of the Treasury in the Treasury Financial Manual Bulletin) for the period in which the debt became delinquent.

An administrative charge shall be imposed per delinquent invoice per 30-day period from the date of delinquency to cover the costs associated with collecting the debt, unless paid within 30 days of becoming due.

A penalty charge, accruing from the date of delinquency, shall be assessed at 6% per year on any portion of a debt that is outstanding for more than 90 days, including any interest and administrative costs.

Payments shall be applied first to accrued penalty charges, then to accrued administrative charges, then to accrued interest, and finally to the principal, pursuant to 4 CFR 102.13(f).

Interest, administrative charges, and penalty charges do not apply to a) other Federal agencies, b) other management and operating contractors of the Department, and c) State and local governments.

4. **Government-owned Containers.** When shipment of material pursuant to this Order requires the use of returnable government-owned containers, title to such containers shall remain in the Government. The Buyer shall keep the containers in good condition, will not use them for any materials other than the materials shipped therein, and will deliver them to a carrier designated by the Department for return to the point of shipment, transportation prepaid, within 30 days from the date of receipt by the Buyer of the shipment. The Buyer agrees to pay to the Department a demurrage charge on each returnable Government-owned container for the period of retention which is in excess of the said 30-day period.

5. **Delivery/Risk of Loss of Material Sold.**

a) Delivery shall be FCA the Department facility from which the Order is filled. The Department shall arrange for transporting the material from the Department facility. The Buyer shall pay all costs related to transporting the material. The Department shall put the material in the possession of the Buyer's carrier at the Department facility from which the Order is filled;

b) Legal and equitable title and risk of loss or damage shall pass to the Buyer when the material is delivered to the Buyer's carrier.

6. **Delivery/Risk of Loss of Material Leased.**

a) Delivery shall be FCA the Department facility from which the Order is filled. The Department shall arrange for transporting the material from the Department facility. The Buyer shall pay all costs related to transporting the material. The Department shall put the material in the possession of the Buyer's carrier at the Department facility from which the Order is filled;

b) Legal and equitable title shall remain in the Department, except that in the event the material is determined to be unacceptable for return to Department's inventory under the provisions of the Agreement for Lease of Stable Isotope, title to such material shall pass to the Buyer as of the date the Buyer is billed for the material by the Department;

c) Risk of loss or damage shall pass to the Buyer when the material is delivered to the Buyer's carrier;

d) Buyer shall return such material to the designated Department facility when required in Agreement for Lease of Isotope Material. Delivery shall be CIP the Department facility with freight prepaid by the Buyer and not charged to the Department. The Buyer shall arrange for transporting the materials utilizing a carrier designated by the Department. Risk of loss or damage shall pass to the Department upon acceptance by the Department of the material.

7. **Labeling, Shipping and Receiving.** Package labeling, shipping and receiving activities shall be performed in accordance with applicable Department, Department of Transportation, Department of Commerce, and Nuclear Regulatory Commission regulations.

8. **Specifications.** The Buyer shall promptly notify the Department in writing if any of the material does not conform to the specifications set forth in item 7 on page 1 of this Order. The responsibility and liability of the Government, the Department, and the Contractors upon verification of such non-conformances, shall be limited solely to making reasonable efforts to a) correct such non-conformances, b) replace with material which conforms to said specifications or c) make appropriate adjustments to the purchase price. The Department will reimburse the Buyer for reasonable costs of packaging and transportation incurred by the Buyer in returning to the Department any material which does not conform to such specifications.

9. **No Warranty.** All implied warranties are hereby disclaimed. Neither the Government, the Department, nor the contractors make any warranty, express or implied a) that material will be delivered or services performed at a specified time, b) that material accepted for technical or analytical services will not be destroyed, damaged, lost, or otherwise altered in physical or chemical properties in the process of performing the requested technical or analytical service, c) with respect to the accuracy, completeness or usefulness of any information furnished hereunder, d) that the use of any such information may not infringe privately owned rights, e) that the services, material, or information furnished hereunder will not result in injury or damage when used for any purpose or are safe for any purpose including the intended purpose, and f) that the services, material or information furnished hereunder will accomplish the intended results.

**10. Liability**. Neither the Government, the Department, nor the Contractors will be responsible for any injury to or death of persons or other living things, or damage to or destruction or loss of property, specifically including material supplied by the Buyer, or for any other loss, damage or injury of any kind whatsoever resulting from the performance of services or furnishing of material or information hereunder, by the Government, the Department, or the Contractors, to the extent such injury, death, damage, destruction, or loss is not caused by the negligence or willful misconduct of the Government, the Department, or the Contractors.

**11. Indemnification.** To the extent permitted by state law, the Buyer agrees to indemnify and hold harmless the Government, the Department, and the Contractors from and against any and all liabilities, penalties, fines, forfeitures, claims, causes of action, and costs and expenses (including the costs of defense and/or settlement, including, but not limited to, attorney's fees), caused by, resulting from or arising out of, in whole or in part a) the breach of any term or provision of this Agreement, or negligent or willful act or omission, by Buyer, its employees, agents, officers, directors, or contractors, b) the failure of Buyer, its employees, agents, officers, directors, or contractors to fully comply with applicable statutory and regulatory requirements, c) performance by the Government, the Department, or the Contractors of acts, services, analyses, or tests, including furnishing material, required, specified, or directed by the Buyer to be performed or furnished under this Order to the extent the liability is not caused by the negligence or willful misconduct of the Government, the Department, or the Contractors.

**12. Publication.** The data produced under this Order will be provided to the Buyer who will be solely responsible for marking the data and removing the data from the facility by or before termination of this Order. The Department shall have the right to publish and use any data provided to or generated by the Department or the Contractors, and to permit others to do so unless such data is marked as "proprietary data" by the Buyer. The Department and the Government shall have unlimited rights in technical data (including proprietary data) which are not removed from the facility by or before termination of this Order. In addition, the Department and the Government shall have the unlimited right to perform similar or identical services for other buyers as long as the Buyer's proprietary data are not utilized. The Buyer agrees to deliver to the Department or the Contractors a non-proprietary description of the work to be performed under this Order.

**13. Cancellation.** The Department reserves the right to cancel this Order without further liability or cost a) in the event the license referenced to in item 8 on page 1 of this Order, which may be either the Buyer's or its authorized representative's license, is suspended, expired, canceled, or revoked, or does not authorize possession of the material, or b) when cancellation of this Order is determined to be necessary to the national defense, security, or environmental safety of the United States or due to lack of appropriated funds or facility capabilities or c) when the Buyer is delinquent on any payments due under this Order or any other Orders for isotopes or technical services related to isotopes from the Department.

The Buyer may cancel this order at any time by providing 180 day advance written notice to the Department. Buyer shall pay the Department, in addition to any costs owing under paragraph 3 above, any costs incurred by the Department in stopping the work and removing the Buyer's material as well as any other costs resulting from the cancellation.

**14. Material Supplied by the Buyer.** Material supplied by the Buyer may be held or stored by the Department in accordance with instructions of the Buyer, or in order to protect health, or to minimize other hazards to life or property. Buyer shall pay the Department all costs of such storage. Unless this Order specifies that the material is to be returned to the Buyer, the Department may dispose of material supplied by the Buyer for technical or analytical services and the Buyer shall have no claim for the value or replacement of material disposed by the Department. The Buyer shall arrange for and bear all costs of transportation of material to and from (if applicable) the designated Department facility.

**15. Severability.** Should any provision of this Order be unlawful, void, or for any reason unenforceable, that provision shall be severable and not affect the validity and enforceability of the remaining provisions of this Order.

**16. Export Law Assurances.** The Buyer agrees that it is responsible for and will comply with the United States export laws and the regulations thereunder relative to any export or re-export of material and/or information procured/obtained by the Buyer under this Order and any direct product thereof. The Buyer further agrees that neither such material and/or information nor any direct product thereof will be shipped, transferred or re-exported into any country prohibited by the United States export laws and the regulations thereunder or will be used for any purpose prohibited by such laws.

**17. Facility Utilized.** The Department, at its discretion, may fulfill its obligations under this Order through any of the DOE facilities.

**18. Dispute Resolution.** The parties agree to make good faith efforts to resolve any disputes using alternative means of dispute resolution. Substantive issues shall be determined in accordance with federal law. In the absence of federal law, substantive issues shall be determined in accordance with laws of the state of residence of the buyer at the time of the purchase. Should litigation be necessary all actions shall be brought in Federal District Court.

# ATTACHMENT 1

## SHIPMENT & PAYMENT SCHEDULE FOR ACTINIUM PHARMACEUTICALS, INC
## Calendar Year 2013

| Billable Quantity of Ac-225 | Tentative Shipment Date in 2013 | Estimate Payment Due Date 2013 | Amount* |
|---|---|---|---|
| 7.5 mCi | Monday, Jan. 14 | Feb. 14 | $11,025.00 |
| 7.5 mCi | Monday, Jan. 28 | Feb. 28 | $11,025.00 |
| 7.5 mCi | Monday, Feb. 4 | Mar. 4 | $11,025.00 |
| 7.5 mCi | Monday, Feb. 11 | Mar. 11 | $11,025.00 |
| 7.5 mCi | Monday, Feb. 25 | Mar. 25 | $11,025.00 |
| 7.5 mCi | Monday, Mar. 11 | Apr. 11 | $11,025.00 |
| 15 mCi | Monday, Apr. 8 | May 8 | $20,400.00 |
| 15 mCi | Monday, Apr. 15 | May 15 | $20,400.00 |
| 15 mCi | Monday, Apr. 29 | May 29 | $20,400.00 |
| 15 mCi | Monday, May 13 | June 13 | $20,400.00 |
| 15 mCi | Monday, June 17 | July 17 | $20,400.00 |
| 15 mCi | Monday, June 24 | July 24 | $20,400.00 |
| 15 mCi | Monday, July 8 | Aug. 8 | $20,400.00 |
| 15 mCi | Monday, July 22 | Aug. 22 | $20,400.00 |
| 15 mCi | Monday, Aug. 12 | Sept. 12 | $20,400.00 |
| 15 mCi | Monday, Aug. 19 | Sept. 19 | $20,400.00 |
| 15 mCi | Tuesday, Sep. 3 | Oct. 3 | $20,400.00 |
| 15 mCi | Monday, Sep. 16 | Oct. 16 | $20,400.00 |
| 7.5 mCi | Monday, Oct. 14 | Nov. 14 | $11,025.00 |
| 7.5 mCi | Monday, Oct. 21 | Nov. 21 | $11,025.00 |
| 7.5 mCi | Monday, Nov. 4 | Dec. 4 | $11,025.00 |
| 7.5 mCi | Monday, Nov. 18 | Dec. 18 | $11,025.00 |
| 7.5 mCi | Monday, Dec. 9 | Jan. 9 | $11,025.00 |
| 7.5 mCi | Monday, Dec. 16 | Jan. 16 | $11,025.00 |

**Total = 270 mCi**

* Listed prices include $1,650.00 packaging fee for one package. Additional packaging ($1,650.00/package) charges will be incurred if quantities are portioned for shipment to multiple destinations.